FIRST AMENDED AND RESTATED
                          AGREEMENT AND DECLARATION OF
                      TRUST OF VAN KAMPEN AMERICAN CAPITAL
                                 RESERVE FUND
                            Dated:  June 21, 1995

       FIRST AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

                                     Index

RECITALS        .........................................................1

ARTICLE I       THE TRUST ...............................................2

SECTION 1.1     Name ....................................................2

SECTION 1.2.    Location ................................................2

SECTION 1.3.    Nature of Trust .........................................2

SECTION 1.4.    Definitions .............................................2

SECTION 1.5.    Real Property to be Converted into Personal Property ....5

ARTICLE 2       PURPOSE OF THE TRUST ....................................5

ARTICLE 3       POWERS OF THE TRUSTEES ..................................6

SECTION 3.1.    Powers in General .......................................6
(a)     Investments .....................................................7
(b)     Disposition of Assets ...........................................7
(c)     Ownership Powers ................................................7
(d)     Form of Holding .................................................7
(e)     Reorganization, etc. ............................................7
(f)     Voting Trusts, etc. .............................................7
(g)     Contracts, etc. .................................................8
(h)     Guarantees, etc. ................................................8
(i)     Partnerships, etc. ..............................................8
(j)     Insurance .......................................................8
(k)     Pensions, etc. ..................................................8
(I)     Power of Collection and Litigation ..............................8
(m)     Issuance and Repurchase of Shares ...............................9
(n)     Offices .........................................................9
(o)     Expenses ........................................................9
(p)     Agents, etc. ....................................................9
(q)     Accounts ........................................................9
(r)     Valuation .......................................................9
(s)     Indemnification .................................................9
(t)     General .........................................................9
SECTION 3.2.    Borrowings; Financings; Issuance of Securities ..........10
                                    i
SECTION 3.3.    Deposits ................................................10

SECTION 3.4.    Allocations .............................................10

SECTION 3.5.    Further Powers; Limitations .............................10

ARTICLE 4       TRUSTEES AND OFFICERS ...................................11

SECTION 4.1.    Number, Designation, Election, Term, etc. ...............11
(a)     Initial Trustee .................................................11
(b)     Number ..........................................................11
(c)     Election and Term ...............................................11
(d)     Resignation and Retirement ......................................12
(e)     Removal .........................................................12
(f)     Vacancies .......................................................12
(g)     Acceptance of Trusts ............................................12
(h)     Effect of Death, Resignation, etc. ..............................12
(i)     Conveyance ......................................................12
(j)     No Accounting ...................................................13

SECTION 4.2.    Trustees' Meetings; Participation by Telephone, etc. ....13

SECTION 4.3.    Committees; Delegation ..................................13

SECTION 4.4.    Officers ................................................13

SECTION 4.5.    Compensation of Trustees and Officers ...................13

SECTION 4.6.    Ownership of Shares and Securities of the Trust .........14

SECTION 4.7. Right of Trustees and Officers to Own Property or to Engage in Business; Authority of Trustees to Permit Others to Do
                Likewise ................................................14

SECTION 4.8.    Reliance on Experts .....................................14

SECTION 4.9.    Surety Bonds ............................................15

SECTION 4.10.   Apparent Authority of Trustees and Officers .............15

SECTION 4.11.   Other Relationships Not Prohibited ......................15

SECTION 4.12.   Payment of Trust Expenses ...............................15

SECTION 4.13.   0wnership of the Trust Property .........................16

                                   ii
SECTION 4.14.   By-Laws .................................................16

ARTICLE 5       DELEGATION OF MANAGERIAL RESPONSIBILITIES ...............16

SECTION 5.1.    Appointment; Action by Less than All Trustees ...........16

SECTION 5.2.    Certain Contracts .......................................16
(a)     Advisory ........................................................17
(b)     Administration ..................................................17
(c)     Underwriting ....................................................17
(d)     Custodian .......................................................17
(e)     Transfer and Dividend Disbursing Agent ..........................18
(f)     Shareholder Servicing ...........................................18
(g)     Accounting ......................................................18

Section 5.3.    Distribution Arrangements ...............................18

Section 5.4.    Service Arrangements ....................................18

ARTICLE 6       SERIES AND SHARES .......................................18

SECTION 6.1.    Description of Series and Shares ........................18
(a)     General .........................................................18
(b)     Establishment, etc. of Series; Authorization of Shares ..........19
(c)     Character of Separate Series and Shares Thereof .................19
(d)     Consideration for Shares ........................................19
(e)     Assets Belonging to Series ......................................20
(f)     Liabilities of Series ...........................................20
(g)     Dividends .......................................................20
(h)     Liquidation .....................................................21
(i)     Voting ..........................................................21
(j)     Redemption by Shareholder .......................................21
(k)     Redemption at the Option of the Trust ...........................22
(I)     Net Asset Value .................................................22
(m)     Transfer ........................................................22
(n)     Equality ........................................................23
(o)     Rights of Fractional Shares .....................................23
(p)     Conversion Rights ...............................................23

SECTION 6.2.  Ownership of Shares .......................................24

SECTION 6.3.  Investments in the Trust ..................................24

SECTION 6.4.  No Pre-emptive Rights .....................................24


                                      iii
SECTION 6.5.    Status of Shares ........................................24

ARTICLE 7       SHAREHOLDERS' VOTING POWERS AND MEETINGS ................24

SECTION 7.1.    Voting Powers ...........................................24

SECTION 7.2.    Number of Votes and Manner of Voting; Proxies ...........25

SECTION 7.3.    Meetings ................................................25

SECTION 7.4.    Record Dates ............................................26

SECTION 7.5.    Quorum and Required Vote ................................26

SECTION 7.6.    Action by Written Consent ...............................26

SECTION 7.7.    Inspection of Records ...................................27

SECTION 7.8.    Additional Provisions ...................................27

ARTICLE 8       LIMITATION OF LIABILITY; INDEMNIFICATION ................27

SECTION 8.1.    Trustees, Shareholders, etc. Not Personally Liable; Notice 27

SECTION 8.2.    Trustees' Good Faith Action; Expert Advice; No Bond
                or Surety  ..............................................27
SECTION 8.3.    Indemnification of Shareholders .........................28
SECTION 8.4.    Indemnification of Trustees, Officers, etc. .............28

SECTION 8.5.    Compromise Payment ......................................29

SECTION 8.6.    Indemnification Not Exclusive, etc. .....................29

SECTION 8.7.    Liability of Third Persons Dealing with Trustees ........29

ARTICLE 9       DURATION; REORGANIZATION; INCORPORATION; AMENDMENTS .....30

SECTION 9.1.    Duration of Trust .......................................30

SECTION 9.2.    Termination of Trust ....................................30

SECTION 9.3.    Reorganization ..........................................30

SECTION 9.4.    Incorporation  ..........................................31


                                   iv
SECTION 9.5.  Amendments; etc. ..........................................31

SECTION 9.6.  Filing of Copies of Declaration and Amendments ............31

ARTICLE 10    MISCELLANEOUS............................................  32
SECTION 10.1. Notices..................................................  32
SECTION 10.2. Governing Law .............................................32
SECTION 10.3. Counterparts  ...........................................  32

SECTION 10.4. Reliance by Third Parties ..............................   32
SECTION 10.5. References; Headings.....................................  32
SECTION 10.6. Provisions in Conflict With Law or Regulation .............32
SECTION 10.7. Use of the Name "Van Kampen American Capital" .............33
Signature .............................................................  34

                                      Acknowledgments

                       AGREEMENT AND DECLARATION OF TRUST OF
                        VAN KAMPEN AMERICAN CAPITAL RESERVE
                 FUND As amended and restated as of June 21, 1995


        This CONSENT TO AMENDMENT AND RESTATEMENT, made as of this 21st day of June, 1995, by the Trustees whose signatures are set forth below:






                     W I T N E S S E T H   T H A T:

        WHEREAS, the AGREEMENT AND DECLARATION OF TRUST of Van Kampen American Capital Reserve Fund, a trust organized as a business trust under Delaware law (the "Trust"), was signed and delivered on May 10, 1995, by Van Kampen American Capital, Inc. as Settlor (the "Settlor"), and Ronald A. Nyberg as trustee (the "Initial Trustee"), in the city of Oakbrook Terrace, Illinois; and
        WHEREAS, a Certificate of Trust relating to the Trust was thereafter filed in the offices of the Secretary of State of the State of Delaware; and
        WHEREAS, Article IX, Sections 9.5 and 9.6 of the Declaration provide certain procedures for the amendment and restatement thereof; and
        WHEREAS, the Trustees have determined that it is desirable and in the best interests of the Trust and the Shareholders that the Declaration be amended and restated as herein provided.
        NOW, THEREFORE, the undersigned, being at least a Majority of the Trustees, do hereby consent, pursuant to Section 9.5 of the Declaration, to the first amendment and restatement of the Agreement and Declaration of Trust, and hereby declare, for the benefit of all Persons who shall hereafter become holders of Shares of the Trust (or of any Series thereof), that the Trustees will hold the sum delivered to the Initial Trustee upon his execution of the Declaration, and all other and further cash, securities and other property of every type and description which they may in any way acquire in their capacity as such Trustees, together with the income therefrom and the proceeds thereof, IN TRUST NEVERTHELESS, to manage and dispose of the same for the benefit of the holders from time to time of the Shares being issued and to be issued hereunder and in the manner and subject to the provisions hereof, to wit:
                                    1
                                ARTICLE I

THE TRUST

SECTION 1.1 Name. The name of the Trust shall be

        "VAN KAMPEN AMERICAN CAPITAL RESERVE FUND"

and so far as may be practicable, the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of the Trust or any Series. If the Trustees determine that the use of such name is not practicable, legal or convenient at any time or in any jurisdiction, or if the Trust is required to discontinue the use of such name pursuant to Section
10.7 hereof, then subject to that Section, the Trustees may use such other designation, or they may adopt such other name for the Trust as they deem proper, and the Trust may hold property and conduct its activities under such designation or name.

        SECTION 1.2. Location. The Trust shall maintain a registered office in the State of Delaware and may have such other offices or places of business as the Trustees may from time to time determine to be necessary or expedient.

        SECTION 1.3. Nature of Trust. The Trust shall be a trust with transferable shares under the laws of The State of Delaware, of the type defined in Title 12, Chapter 38, Section 3801 of the Delaware Code as a business trust. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder.

        SECTION 1.4. Definitions. As used in this Agreement and Declaration of Trust, the following terms shall have the meanings set forth below unless the context thereof otherwise requires:
        "Accounting Agent" shall have the meaning designated in Section 5.2(g) hereof.
        "Administrator" shall have the meaning designated in Section 5.2(b) hereof.
        "Affiliated Person" shall have the meaning assigned to it in the 1940
Act.
        "By-Laws" shall mean the By-Laws of the Trust, as amended from time to time.
    "Certificate of Designation" shall have the meaning designated in
Section 6.1 hereof.

    "Certificate of Termination" shall have the meaning designated in
Section 6.1 hereof.

        "Class" or "Classes" shall mean, with respect to the Trust (of any Series thereof), any unissued Shares of the Trust (or such Series) in respect of which the Trustees shall from time to time fix and determine any special provisions relating to sales charges, any rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on

                                    2
liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of such Class shall have separate voting rights or no voting rights.

      "Commission" shall have the same meaning as in the 1940 Act.

        "Contracting Party" shall have the meaning designated in the preamble to Section 5.2 hereof.

        "Conversion Date" shall mean with respect to Shares of any Class that are convertible automatically into Shares of any other Class of the Trust (or Series thereof) the date fixed by the Trustees for such conversion.

    "Covered Person" shall have the meaning designated in Section 8.4 hereof.

        "Custodian" shall have the meaning designated in Section 5.2(d) hereof.

        "Declaration" and "Declaration of Trust" shall mean this Agreement and Declaration of Trust and all amendments or modifications thereof as from time to time in effect. This Agreement and Declaration of Trust is the "governing instrument" of the Trust within the meaning of the laws of the State of Delaware with respect to Delaware Business Trusts. References in this Agreement and Declaration of Trust to "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration of Trust generally, and shall not be limited to the particular text, Article or Section in which such words appear.

        "Disabling Conduct" shall have the meaning designated in Section 8.4 hereof.

    "Distributor" shall have the meaning designated in Section 5.2(c) hereof.

    "Dividend Disbursing Agent" shall have the meaning designated in
Section 5.2(e) hereof.

    "General Items" shall have the meaning defined in Section 6.2(a) hereof.

    "Initial Trustee" shall have the meaning defined in the preamble hereto.

        "Investment Advisor" shall have the meaning defined in Section 5.2(a) hereof.

        "Majority of the Trustees" shall mean a majority of the Trustees in office at the time in question. At any time at which there shall be only one
(1) Trustee in office, such term shall mean such Trustee.

        "Majority Shareholder Vote," as used with respect to (a) the election of any Trustee at a meeting of Shareholders, shall mean the vote for the election of such Trustee of a plurality of all outstanding Shares of the Trust, without regard to Series, represented in person or by proxy and entitled to vote thereon, provided that a quorum (as determined in accordance with the By-Laws) is present, (b) any other action required or permitted to be taken by Shareholders, shall mean the vote for such action of the holders of that majority of all outstanding Shares (or, where a separate vote of Shares of any particular Series is to be taken, the affirmative vote of that majority of the outstanding Shares of that Series) of the Trust which consists of: (i) a majority of all Shares (or of Shares of the particular Series) represented in person or by proxy and entitled to vote on such action at the meeting of Shareholders at which such action is to be taken, provided that a quorum (as determined in accordance with the By-Laws) is present; or
(ii) if such action is to be taken by written consent of Shareholders, a majority of all Shares (or of Shares of the particular Series) issued and outstanding and entitled to vote on such action; provided that (iii) as used

                                    3
with respect to any action requiring the affirmative vote of "a majority of the outstanding voting securities," as the quoted phrase is defined in the 1940 Act, of the Trust or of any Series, "Majority Shareholder Vote" means the vote for such action at a meeting of Shareholders of the smallest majority of all outstanding Shares of the Trust (or of Shares of the particular Series) entitled to vote on such action which satisfies such 1940 Act voting requirement.

        "1940 Act" shall mean the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trust.

        "Person" shall mean and include individuals, as well as corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, banks, trust companies, land trusts, business trusts or other organizations established under the laws of any jurisdiction, whether or not considered to be legal entities, and governments and agencies and political subdivisions thereof.

        "Principal Underwriter" shall have the meaning designated in Section 5.2(c) hereof.

        "Prospectus," as used with respect to the Trust (or the Shares of a particular Series), shall mean the prospectus relating to the Trust (or such Series) which constitutes part of the currently effective Registration Statement of the Trust under the Securities Act of 1933, as such prospectus may be amended or supplemented from time to time.

        "Securities" shall have the same meaning ascribed to that term in the Securities Act of 1993.

        "Series" shall mean one or more of the series of Shares authorized by the Trustees to represent the beneficial interest in one or more separate components of the assets of the Trust which are now or hereafter established and designated under or in accordance with the provisions of Article 6 hereof.

    "Settlor" shall have the meaning defined in the preamble hereto.

        "Shareholder" shall mean as of any particular time any Person shown of record at such time on the books of the Trust as a holder of outstanding Shares of any Series, and shall include a pledgee into whose name any such Shares are transferred in pledge.

        "Shareholder Servicing Agent" shall have the meaning designated in
Section 5.2(f) hereof.

        "Shares" shall mean the transferable units into which the beneficial interest in the Trust and each Series of the Trust (as the context may require) shall be divided from time to time, and includes fractions of Shares as well as whole Shares. All references herein to "Shares" which are not accompanied by a reference to any particular Series or Class shall be deemed to apply to outstanding Shares without regard to Series or Class.

        "Single Class Voting," as used with respect to any matter to be acted upon at a meeting or by written consent of Shareholders, shall mean a style of voting in which each holder of one or more Shares shall be entitled to one vote on the matter in question for each Share standing in his name on the records of the Trust, irrespective of Series or Class of a Series, and all outstanding Shares of all Series vote as a single class.

                                    4
        "Statement of Additional Information," as used with respect to the Trust (or any Series), shall mean the statement of additional information relating to the Trust (or such Series) which constitutes part of the currently effective Registration Statement of the Trust under the Securities Act of 1933, as such statement of additional information may be amended or supplemented from time to time.

    "Transfer Agent" shall have the meaning defined in Section 5.2(e) hereof.

        "Trust" shall mean the trust named in Section 1.1 hereof.

        "Trust Property" shall mean, as of any particular time, any and all property which shall have been transferred, conveyed or paid to the Trust or the Trustees, and all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and which at such time is owned or held by, or for the account of, the Trust or the Trustees, without regard to the Series to which such property is allocated.

        "Trustees" shall mean, collectively, the Initial Trustee, so long as he shall continue in office, and all other individuals who at the time in question have been duly elected or appointed as Trustees of the Trust in accordance with the provisions hereof and who have qualified and are then in office. At any time at which there shall be only one (I) Trustee in office, such term shall mean such single Trustee.

        SECTION 1.5. Real Property to be Converted into Personal Property. Notwithstanding any other provision hereof, any real property at any time forming part of the Trust Property shall be held in trust for sale and conversion into personal property at such time or times and in such manner and upon such terms as the Trustees shall approve, but the Trustees shall have power until the termination of this Trust to postpone such conversion as long as they in their uncontrolled discretion shall think fit, and for the purpose of determining the nature of the interest of the Shareholders therein, all such real property shall at all times be considered as personal property.


                                ARTICLE 2

                          PURPOSE OF THE TRUST


        The purpose of the Trust shall be to (a) manage, conduct, operate and carry on the business of an investment company; (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to Securities of any type whatsoever, whether equity or nonequity, of any issuer, evidences of indebtedness of any person and any other rights, interest, instruments or property of any sort to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investment of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.
                                    5
                                ARTICLE 3

                         POWERS OF THE TRUSTEES

        SECTION 3.1. Powers in General. The Trustees shall have, without other or further authorization, full, entire, exclusive and absolute power, control and authority over, and management of, the business of the Trust and over the Trust Property, to the same extent as if the Trustees were the sole owners of the business and property of the Trust in their own right, and with such powers of delegation as may be permitted by this Declaration, subject only to such limitations as may be expressly imposed by this Declaration of Trust or by applicable law. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. Without limiting the foregoing; they may select, and from time to time change, the fiscal year of the Trust; they may adopt and use a seal for the Trust, provided that unless otherwise required by the Trustees, it shall not be necessary to place the seal upon, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust; they may from time to time in accordance with the provisions of Section 6.1 hereof establish one or more Series to which they may allocate such of the Trust Property, subject to such liabilities, as they shall deem appropriate, each such Series to be operated by the Trustees as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes, all as established by the Trustees, or from time to time changed by them; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee; they may appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including without implied limitation an Executive Committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with Section 5.2 they may employ one or more Investment Advisers, Administrators and Custodians and may authorize any such service provider to employ one or more other or service providers and to deposit all or any part of such assets in a system or systems for the central handling of Securities, retain Transfer, Dividend Disbursing, Accounting or Shareholder Servicing Agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more Distributors, Principal Underwriters or otherwise, set record dates or times for the determination of Shareholders entitled to participate in, benefit from or act with respect to various matters; and in general they may delegate to any officer of the Trust, to any Committee of the Trustees and to any employee, Investment Adviser, Administrator, Distributor, Custodian, Transfer Agent, Dividend Disbursing Agent, or any other agent or consultant of the Trust, such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees. Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority:
        (a) Investments. To subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to Securities of any type whatsoever, whether equity or nonequity, of any issuer, evidences of indebtedness of any person and any other rights, interest, instruments or property of any sort, to exercise any and all rights, powers and privileges of ownership or
                                    6
interest in respect of any and all such investments of every kind and description, including without limitation the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments, in every case without being limited by any law limiting the investments which may be made by fiduciaries;
        (b) Disposition of Assets. Upon such terms and conditions as they deem best, to lend, sell, exchange, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of, and to trade in, any and all of the Trust Property, free and clear of all trusts, for cash or on terms, with or without advertisement, and on such terms as to payment, security or otherwise, all as they shall deem necessary or expedient;
        (c) Ownership Powers. To vote or give assent, or exercise any and all other rights, powers and privileges of ownership with respect to, and to perform any and all duties and obligations as owners of, any Securities or other property forming part of the Trust Property, the same as any individual might do; to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of Securities, and to receive powers of attorney from, and to execute and deliver proxies or powers of attorney to, such Person or Persons as the Trustees shall deem proper, receiving from or granting to such Person or Persons such power and discretion with relation to Securities or other property of the Trust, all as the Trustees shall deem proper;
        (d) Form of Holding. To hold any Security or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust, or of the Series to which such Securities or property belong, or in the name of a Custodian, subcustodian or other nominee or nominees, or otherwise, upon such terms, in such manner or with such powers, as the Trustees may determine, and with or without indicating any trust or the interest of the Trustees therein;
        (e) Reorganizations etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any Security of which is or was held in the Trust or any Series; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any Security forming part of the Trust Property;
        (f) Voting Trusts, etc. To join with other holders of any Securities in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any Security with, or transfer any Security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any Security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

      (g) Contracts. etc. To enter into, make and perform all such obligations, contracts, agreements and undertakings of every kind and description, with any Person or Persons, as the Trustees shall in their discretion deem expedient in the conduct of the business of the Trust, for such terms as they shall see fit, whether or not extending beyond the term of office of the Trustees, or beyond the possible expiration of the Trust; to amend, extend, release or cancel any such obligations, contracts, agreements or understandings; and to execute, acknowledge, deliver and record all written instruments which they may deem necessary or expedient in the exercise of their powers;

        (h) Guarantees. etc. To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

                                    7
and to mortgage and pledge the Trust Property or any part thereof to secure any of or all such obligations;

        (i) Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or association;

        (j) Insurance. To purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, Investment Advisers, managers, Administrators, Distributors, Principal Underwriters, or other independent contractors, or any thereof (or any Person connected therewith), of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person in any such capacity, whether or not the Trust would have the power to indemnify such Person against such liability;

        (k) Pensions, etc. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit sharing, share bonus, share purchase, savings, thrift, deferred compensation and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

        (I) Power of Collection and Litigation. To collect, sue for and receive all sums of money coming due to the Trust, to employ counsel, and to commence, engage in, prosecute, intervene in, join, defend, compound, compromise, adjust or abandon, in the name of the Trust, any and all actions, suits, proceedings, disputes, claims, controversies, demands or other litigation or legal proceedings relating to the Trust, the business of the Trust, the Trust Property, or the Trustees, officers, employees, agents and other independent contractors of the Trust, in their capacity as such, at law or in equity, or before any other bodies or tribunals, and to compromise, arbitrate or otherwise adjust any dispute to which the Trust may be a party, whether or not any suit is commenced or any claim shall have been made or asserted. Except to the extent required for a Delaware Business Trust, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

        (m) Issuance and Repurchase of Shares. To authorize, issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, and otherwise deal in Shares of any Series, and, subject to
Article 6
hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares of any Series, any of the assets belonging to the Series to which such Shares relate, whether constituting capital or surplus or otherwise, to the full extent now or hereafter permitted by applicable law; provided that any Shares belonging to the Trust shall not be voted, directly or indirectly;

        (n) Offices. To have one or more offices, and to carry on all or any of the operations and business of the Trust, in any of the States, Districts or Territories of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory or country;

                                    8
        (o) Expenses. To incur and pay any and all such expenses and charges as they may deem advisable (including without limitation appropriate fees to themselves as Trustees), and to pay all such sums of money for which they may be held liable by way of damages, penalty, fine or otherwise;

    (p) Agents, etc. To retain and employ any and all such servants, agents, employees, attorneys, brokers, Investment Advisers, accountants, architects, engineers, builders, escrow agents, depositories, consultants, ancillary trustees, custodians, agents for collection, insurers, banks and officers, as they think best for the business of the Trust or any Series, to supervise and direct the acts of any of the same, and to fix and pay their compensation and define their duties;

        (q) Accounts. To determine, and from time to time change, the method or form in which the accounts of the Trust or any Series shall be kept;

        (r) Valuation. Subject to the requirements of the 1940 Act, to determine from time to time the value of all or any part of the Trust Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Property in accordance with such appraisals or other information as is, in the Trustees' sole judgment, necessary and satisfactory;

    (s) Indemnification. In addition to the mandatory indemnification provided for in Article 8 hereof and to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with whom this Trust has dealings, including, without limitation, any independent contractor, to such extent as the Trustees shall determine; and

        (t) General. Subject to the fundamental policies in effect from time to time with respect to the Trust, to do all such other acts and things and to conduct, operate, carry on and engage in such other lawful businesses or business activities as they shall in their sole and absolute discretion consider to be incidental to the business of the Trust or any Series as an investment company, and to exercise all powers which they shall in their discretion consider necessary, useful or appropriate to carry on the business of the Trust or any Series, to promote any of the purposes for which the Trust is formed, whether or not such things are specifically mentioned herein, in order to protect or promote the interests of the Trust or any Series, or otherwise to carry out the provisions of this Declaration.

        SECTION 3.2. Borrowings; Financings: Issuance of Securities. The Trustees have power, subject to the fundamental policies in effect from time to time with respect to the Trust, to borrow or in any other manner raise such sum or sums of money, and to incur such other indebtedness for goods or services, or for or in connection with the purchase or other acquisition of property, as they shall deem advisable for the purposes of the Trust, in any manner and on any terms, and to evidence the same by negotiable or nonnegotiable Securities which may mature at any time or times, even beyond the possible date of termination of the Trust; to issue Securities of any type for such cash, property, services or other considerations, and at such time or times and upon such terms, as they may deem advisable; and to reacquire any such Securities. Any such Securities of the Trust may, at the discretion of the Trustees, be made convertible into Shares of any Series, or may evidence the right to purchase, subscribe for or otherwise acquire Shares of any Series, at such times and on such terms as the Trustees may prescribe.
        SECTION 3.3. Deposits. Subject to the requirements of the 1940 Act, the Trustees shall have power to deposit any moneys or Securities included in the Trust Property with any one or more banks, trust companies or other banking institutions, whether or not such deposits will draw interest. Such deposits
                                    9
are to be subject to withdrawal in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company or other banking institution with which any such moneys or Securities have been deposited, except as provided in Section 8.2 hereof.

        SECTION 3.4. Allocations. The Trustees shall have power to determine whether moneys or other assets received by the Trust shall be charged or credited to income or capital, or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or to apportion the same between income and capital, to apportion the sale price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this Section 3.4 such assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital, or to apportion the same between income and capital; to provide or fail to provide reserves, including reserves for depreciation, amortization or obsolescence in respect of any Trust Property in such amounts and by such methods as they shall determine; to allocate less than all of the consideration paid for Shares of any Series to surplus with respect to the Series to which such Shares relate and to allocate the balance thereof to paid-in capital of that Series, and to reallocate such amounts from time to time; all as the Trustees may reasonably deem proper.

        SECTION 3.5. Further Powers: Limitations. The Trustees shall have power to do all such other matters and things, and to execute all such instruments, as they deem necessary, proper or desirable in order to carry out, promote or advance the interests of the Trust, although such matters or things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with the Trust Property. The Trustees may limit their right to exercise any of their powers through express restrictive provisions in the instruments evidencing or providing the terms for any Securities of the Trust or in other contractual instruments adopted on behalf of the Trust.

                                ARTICLE 4

                          TRUSTEES AND OFFICERS

        SECTION 4.1. Number. Designation, Election. Term, etc.

        (a) Initial Trustee. Upon his execution of this Agreement and Declaration of Trust dated May 10, 1995 or a counterpart hereof or some other writing in which he accepted such Trusteeship and agreed to the provisions hereof, the individual whose signature is affixed thereto as Initial Trustee became the Initial Trustee thereof.


    (b) Number. The Trustees serving as such, whether named above or hereafter becoming Trustees, may increase (to not more than fourteen (14)) or decrease the number of Trustees to a number other than the number theretofore determined by a written instrument signed by a Majority
                                   10
(or a supermajority if required by the By-Laws) of the Trustees). No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (e) of this Section 4.1.

        (c) Election and Term. The Trustees shall be elected by the Shareholders of the Trust at the first meeting of Shareholders immediately prior to the initial issuance of shares of the Trust in a public offering and the term of office of any Trustees in office before such election shall terminate at the time of such election. Subject to Section 16(a) of the 1940 Act and to the preceding sentence of this subsection (c) and to any requirements specified in the By-Laws, the Trustees shall have the power to set and alter the terms of office of the Trustees, and at any time to lengthen or shorten their own terms or make their terms of unlimited duration, to elect their own successors and, pursuant to subsection (f) of this Section 4.1, to appoint Trustees to fill vacancies; provided that Trustees shall be elected by a Majority Shareholder Vote at any such time or times as the Trustees shall determine that such action is required under
Section 16(a) of the 1940 Act or, if not so required, that such action is advisable; and further provided that, after the initial election of Trustees by the Shareholders, the term of office of any incumbent Trustee shall continue until the termination of this Trust or his earlier death, resignation, retirement, bankruptcy, adjudicated incompetency or other incapacity or removal, or if not so terminated, until the election of such Trustee's successor in office has become effective in accordance with this subsection (c).
        (d) Resignation and Retirement. Any Trustee may resign his trust or retire as a TrusteSERVE FUND
By:  /s/ NORI L. GABART
     -------------------------
Name:    Nori L. Gabart
     -------------------------

Its:     Vice President
     -------------------------

VAN KAMPEN AMERICAN CAPITAL ASSET MANAGEMENT,
INC.

By:  /s/ HUEY P. FALGOUT, JR.

Name:    Huey P. Falgout, Jr.
     -------------------------

Its:     Vice President
     -------------------------

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